As filed with the Securities and Exchange Commission on December 6, 2001
--------------------------------------------------------------------------
                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                       ----------------------------
                                Form S-8
                          REGISTRATION STATEMENT
                                 Under
                        THE SECURITIES ACT OF 1933
                       ----------------------------
                           II-VI INCORPORATED
         (Exact name of registrant as specified in its charter)

      Pennsylvania                           25-1214948
(State or jurisdiction of                 (I.R.S. Employer
incorporation or organization)           Identification No.)

  375 Saxonburg Boulevard
  Saxonburg, Pennsylvania                      16056
   (Address of principal                     (Zip Code)
     executive offices)

                       ----------------------------
              II-VI INCORPORATED STOCK OPTION PLAN OF 2001
                     (Full title of the plan)
                       ----------------------------
                          Dr. Carl J. Johnson
                  Chairman and Chief Executive Officer
                           II-VI Incorporated
                         375 Saxonburg Boulevard
                      Saxonburg, Pennsylvania 16056
                            (724) 352-4455
                 (Name and address of agent for service)
                       ----------------------------
                       Copies of communications to:

   Ronald Basso, Esq.                       Robert D. German, Esq.
   Buchanan Ingersoll                   Sherrard, German & Kelly, P.C.
Professional Corporation                FreeMarkets Center, 35th Floor
   One Oxford Centre                    Pittsburgh, Pennsylvania 15222
301 Grant Street, 20th Floor                     (412) 355-0200
Pittsburgh, Pennsylvania  15219-1410           Fax (412) 261-6221
     (412) 562-8800
   Fax (412) 562-1041

                       ----------------------------
                      CALCULATION OF REGISTRATION FEE
========================================================================
                             Proposed      Proposed
Title of                     Maximum       Maximum
Securities      Amount       Offering      Aggregate       Amount of
  to be         to be        Price Per     Offering       Registration
Registered    Registered     Share (2)      Price            Fee (3)
------------------------------------------------------------------------
Common         750,000        $16.23     $12,172,500       $2,909.23
Stock (1)      Shares
========================================================================

(1) Includes Preferred Stock Purchase Rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), and based on the average of the high and low sale prices of the Common Stock as quoted on the Nasdaq National Market as of December 4, 2001.

(3) Calculated pursuant to Section 6(b) of the Securities Act.

==========================================================================

INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE

     II-VI Incorporated (the "Company") hereby incorporates by reference into this Registration Statement the information contained in the Company's earlier Registration Statements, File Nos. 33-38019 and 333-67121, relating to the Company's Stock Option Plan of 1990 and the Company's Stock Option Plan of 1997, respectively. The Company's Stock Option Plan of 1990 was amended and restated by the Company's Stock Option Plan of 1997 and again amended and restated by the Company's Stock Option Plan of 2001 (the "Plan") pursuant to which securities are being registered hereunder.


Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit No.   Description                       Method of Filing
----------    -----------                       ----------------

4.1           II-VI Incorporated Stock          Filed herewith.
              Option Plan of 2001.

5.1           Opinion of Buchanan Ingersoll     Filed herewith.
              Professional Corporation
              regarding the legality of the
              securities being registered.

23.1          Consent of Independent Auditors.  Filed herewith.

23.2          Consent of Buchanan Ingersoll     Included in the opinion
              Professional Corporation.         filed as Exhibit 5.1
                                                to this Registration
                                                Statement.


                                [signatures follow]

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saxonburg, Commonwealth of Pennsylvania, on the 6th day of December, 2001.

                                 II-VI INCORPORATED
                                 By: /s/ Carl J. Johnson,
                                 Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the 6th day of December, 2001.


                                 /s/ Carl J. Johnson,
                                 Chairman, Chief Executive Officer and
                                 Director


                                 /s/ Francis J. Kramer,
                                 President, Chief Operating Officer and
                                 Director


                                 /s/ Craig A. Creaturo,
                                 Treasurer (Principal Financial and
                                 Accounting Officer)


                                 /s/ Vincent D. Mattera, Jr.,
                                 Director


                                 /s/ Thomas E. Mistler,
                                 Director


                                 /s/ Duncan A.J. Morrison,
                                 Director


                                 /s/ Peter W. Sognefest,
                                 Director

                               EXHIBIT INDEX

Exhibit No.   Description                       Method of Filing
----------    -----------                       ----------------

4.1           II-VI Incorporated Stock          Filed herewith.
              Option Plan of 2001.

5.1           Opinion of Buchanan Ingersoll     Filed herewith.
              Professional Corporation
              regarding the legality of the
              securities being registered.

23.1          Consent of Independent Auditors.  Filed herewith.

23.2          Consent of Buchanan Ingersoll     Included in the opinion
              Professional Corporation.         filed as Exhibit 5.1
                                                to this Registration
                                                Statement.